EXHIBIT 99.1

Edible Garden Reports Second Consecutive Quarter of Year-Over-Year Revenue Growth; Revenue Increases 12.5% Year-Over-Year for the Third Quarter of 2022

Edible Garden’s Heartland Facility - Q3 Acquisition Expected to Begin Operations by Year-End Expanding Capacity to Support up to $20 Million in Annualized Revenue

Conference Call to Be Held Today at 11:00 am ET

BELVIDERE, NJ, November 10, 2022 — Edible Garden AG Incorporated (“Edible Garden” or the “Company”) (Nasdaq: EDBL, EDBLW), a leader in controlled environment agriculture (CEA), locally grown, organic, and sustainable produce, today provided a business update and reported financial results for the three- and nine-month periods ended September 30, 2022.

Mr. Jim Kras, Chief Executive Officer of Edible Garden, commented, “We continue to generate solid year-over-year revenue growth, and believe we can accelerate that growth through the execution of our business strategy and prudent deployment of capital raised to date.  Importantly, the Company continues to effectively add new retail distribution partners, while expanding penetration within the existing partners.  We have also been diligently working with buying teams at our retail partners to optimize the mix of SKUs at each retailer.

The Company is also working aggressively to drive Edible Garden towards our goal of profitability.  Towards this end, the Company plans to further optimize the supply chain, leverage the purchasing power that should come with continued growth, and further enhance the product lines with new, higher margin, complementary products.  All of these steps should help offset some of the inflationary effects that have impacted costs of goods across the industry.  Importantly, our Zero-Waste Inspired® mission continues to resonate with both retailers and their customers who are increasingly concerned about the sustainability of the food supply and its effect on the environment.   Edible Garden has taken steps to cut down on food miles by acquiring a greenhouse facility closer to our midwestern customers and will continue to look for new, innovative technologies to further this mission.”

“Among the achievements in the third quarter, the Company acquired a five-acre greenhouse facility in Grand Rapids, Michigan, which will operate as Edible Garden Heartland.  This new, Zero-Waste Inspired® CEA facility, which will utilize our patented GreenThumb software in order to bring products to market in a highly efficient manner, is expected to begin operations by year end.  This new facility expands the Company’s capacity and is expected to support up to $20 million in annualized revenue.  The facility will house a state-of-the-art research and development center, focused on improving existing products, developing new products and innovations in plant-based protein and nutraceuticals, as well as applying advanced agricultural technologies. It will also be home to the first commercial installation of Edible Garden’s proprietary hybrid vertical growing system. In addition, the Company will partner with the University of Michigan’s School of Environment & Sustainability, a leading research facility in the field of sustainability, and the University’s Erb Institute, to offer students an opportunity to work directly with Edible Garden’s team at the new facility in order to develop and implement initiatives that address the environmental and societal impacts of the food industry, by harnessing the power of sustainable CEA farming.”

“The Company recently introduced three new, greenhouse grown, salad kits to our list of available SKUs, all containing Edible Garden’s locally grown, sustainable, cut lettuce, along with dressing, croutons, cheese, and more, with the ingredients sourced from local suppliers. Two of the salad kits have already launched in Meijer retail locations across the Midwest and additional kits are currently under development. By growing product closer to the distribution centers, these kits align well with our Zero-Waste Inspired® approach by extending shelf life, reducing shrinkage, and reducing food miles, making this a win-win for our retail partners, their customers and the environment.”

Financial results for the three months ended September 30, 2022

For the third quarter ended September 30, 2022, revenues totaled $2.8 million, an increase of 12.5%, compared to $2.4 million for the three months ended September 30, 2021.  The increase represents growth from the existing customer base.

Cost of goods sold were $2.6 million for the three months ended September 30, 2022, compared to $2.3 million for the three months ended September 30, 2021.  The increase was due to the increase in revenue.

Selling, general and administrative expenses were $1.9 million for the three months ended September 30, 2022, compared to $1.2 million for the three months ended September 30, 2021.  The increase was primarily driven by higher payroll and compensation expense, as well as other public company expenses that were not incurred in 2021.

Net loss was $2.1 million, or $0.24 per share, for the three months ended September 30, 2022, compared to a net loss of $1.1 million, or $0.28 per share, for the three months ended September 30, 2021.

Financial results for the nine months ended September 30, 2022

For the nine months ended September 30, 2022, revenues totaled $8.5 million, an increase of 10.0%, compared to $7.7 million for the nine months ended September 30, 2021. The increase represents growth from the existing customer base.

Cost of goods sold were $8.2 million for the nine months ended September 30, 2022, compared to $7.1 million for the nine months ended September 30, 2021. The increase was due to higher packaging costs due to inflation, higher labor costs due to COVID-19 and higher costs charged by contract farmers.

Selling, general and administrative expenses were $6.3 million for the nine months ended September 30, 2022, compared to $3.9 million for the nine months ended September 30, 2021.  The increase was primarily driven by higher payroll and compensation expense, which included one-time expenses related to the completion of our IPO, as well as other public company expenses that were not incurred in 2021.

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Net loss was $9.5 million, or $1.36 per share, for the nine months ended September 30, 2022, compared to a net loss of $3.4 million, or $0.86 per share, for the nine months ended September 30, 2021.

The complete financial results for the quarter and nine months ended September 30, 2022, are available in the Company’s Form 10-Q, which will be filed with the Securities and Exchange Commission and available at: www.sec.gov.

Conference Call

Edible Garden will host a conference call today at 11:00 A.M. Eastern Time to discuss the Company’s financial results for the third quarter ended September 30, 2022, as well as the Company’s corporate progress and other developments.

The conference call will be available via telephone by dialing toll free 877-545-0320 for U.S. callers or +1 973-528-0002 for international callers and using entry code: 548159. A webcast of the call may be accessed at https://www.webcaster4.com/Webcast/Page/2914/47066 or on the investor relations section of the Company’s website at https://ediblegarden.com/pages/webcasts-presentations.

A webcast replay will also be available on the Company’s Investors section of the website at https://ediblegarden.com/pages/webcasts-presentations through November 10, 2023. A telephone replay of the call will be available approximately one hour following the call, through November 24, 2022, and can be accessed by dialing 877-481-4010 for U.S. callers or +1 919-882-2331 for international callers and entering conference ID: 47066.

ABOUT EDIBLE GARDEN®

Edible Garden AG Incorporated, is a leader in locally grown organic leafy greens and herbs backed by Zero-Waste Inspired® next generation farming. Offered at over 4,000 stores in the US, Edible Garden is disrupting the CEA and sustainability technology movement with its safety-in-farming protocols, use of sustainable packaging, patented Greenthumb software and self-watering in-store displays. The Company currently operates its own state-of-the-art greenhouses and processing facilities in Belvidere, New Jersey and Grand Rapids, Michigan, and has a network of contract growers, all strategically located near major markets in the U.S. Its proprietary GreenThumb software optimizes growing in vertical and traditional greenhouses while seeking to reduce pollution-generating food miles. Edible Garden is also a developer of ingredients and proteins, providing an accessible line of plant and whey protein powders under the Vitamin Way® and Vitamin Whey® brands.

Forward Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including with respect to the Company’s growth strategies, ability to expand its distribution network and distribution relationships, and performance as a public company. The words “believe,” “expect,” “intend,” “look forward,” “mission,” “objective,” “plan,” “seek,” “will,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, as described in the Company’s Quarterly Report on Form 10-Q and its final prospectus for its IPO, dated May 5, 2022, filed with the U.S. Securities and Exchange Commission, including the Company’s ability to integrate Edible Garden Heartland into its operations, expand relationships with new retail partners, and achieve its growth objectives, and market and other conditions. The Company undertakes no obligation to update any such forward-looking statements after the date hereof to conform to actual results or changes in expectations, except as required by law.

Investor Contacts:

Crescendo Communications, LLC

212-671-1020

EDBL@crescendo-ir.com

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